EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement is entered into as of the 27th day of November 1996 by and between UNICO AMERICAN CORPORATION, a Nevada corporation (the "Company"), and Roger Platten (the "Executive").

WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions of this Agreement.

Accordingly, the parties hereto agree as follows:

1.  Employment of Executive.
    -----------------------
Effective 12-1-1996, the Company shall employ the Executive for the Term (as hereinafter defined) to render the services and to perform the duties with respect to the business of the Company as hereinafter provided. The duties of the Executive shall be the duties of vice president.

1.1     Acceptance of Employment by the Executive.
        -----------------------------------------
The Executive hereby accepts the employment and agrees to fulfill the duties described above. Under no circumstances shall the Executive be obligated without his consent to relocate his residence in order to render the services or to perform his duties outside of the Los Angeles metropolitan area.

1.2     Termination of Existing Contracts.
        ---------------------------------
The Executive hereby agrees that all agreements and contracts, whether written or oral, relating to the current employment of the Executive will be terminated as of the commencement of the Tern.

2.  Term of Employment.
    ------------------
The term of Executive's employment under this Agreement (the "Term") shall commence on December 1, 1996, and continue until December 1, 2001.

3.  Compensation and Other Benefits.
    --------------------------------

3.1     Salary.
        ------
As compensation for services to be rendered pursuant to this Agreement, the Company shall pay the Executive, during the Term, a salary at an annual rate of $175,000 (the "Annual Salary") to be paid in equal installments no less frequently than two (2) times per month in accordance with the Company's normal payroll practices. The Annual Salary shall be subject to increase from time to time at the discretion of the Board of Directors of the Company, provided, however, that the Annual Salary shall be increased, effective January 1 of each year during the Term, by an amount not less than the difference, if any, between



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(i) the rate of Annual Salary in effect on the immediately  preceding  January 1 multiplied by the aggregate percentage increase, if any, in The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers, Los Angeles - Long Beach - Anaheim Average (the "Consumer Price Index"), during the preceding twelve (12) calendar months, and (ii) the aggregate amount of any discretionary increases in the Annual Salary granted by the Board of Directors (excluding any payments of a Mandatory Bonus, as defined below, or other discretionary bonus) during the immediately preceding calendar year.

3.2     Annual Bonus.
        ------------
The Company shall pay to the Executive a bonus (the "Mandatory Bonus") on or before December 31 of each year, provided that the net income of the Company for the most recent four (4) quarters (prior to deductions for income taxes and current Mandatory Bonuses but including discretionary bonuses paid to all employees) is equal to or greater than $4,000,000 (the "Net Income Goal"). The amount of said Mandatory Bonus shall be in an amount determined by the Board of Directors, in its discretion, but shall not be less than an amount equal to one hundred percent (100%) of the aggregate bonus paid to the Executive during such immediately preceding calendar year, less any amounts paid to the Executive as a discretionary bonus paid since the immediately preceding January 1; provided however, that in no event shall the Mandatory Bonus be reduced to less than zero
(0).

Nothing herein shall prevent the Board of Directors from electing, in its discretion, to grant a bonus to the Executive, in such amount as may be determined by the Board of Directors in the event the Net Income Goal is not met. Notwithstanding the foregoing, if the Executive is terminated other than for Cause, the Executive will be entitled to the minimum Mandatory Bonus amount calculated in accordance with the foregoing, regardless of whether the Net Income Goal is attained.

3.3     Participation in Employee Benefit Plans.
        ---------------------------------------
The Executive shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan, vacation benefits, or other so-called "fringe benefits" of the Company, which may be available to other comparable or lower ranking executives of the Company generally on the same terms as such other executives.

3.4     General Business Expenses.
        -------------------------
The Company shall pay or reimburse the Executive for all reasonable expenses incurred by the Executive during the Term in the performance of the Executive's services under this Agreement. Such payment shall be upon presentation of itemized expense statements or vouchers or such other supporting information as the Company may require, including, whenever possible, actual bills, receipts, or other evidence of expenditures.



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

4.  Non-competition.
    ---------------
The Executive agrees that be shall not compete against the Company.

5.  Termination.
    ------------

5.1     Termination Upon Death.
        ----------------------
If the Executive dies during the Term, this Employment Agreement shall terminate, except that the

Executive's legal representatives shall be entitled to receive (i) unpaid Annual Salary accrued up to the date of the Executive's death, and (ii) a pro rata portion of the Mandatory Bonus payable in the calendar year following the year during which such death occurred equal to the product of (a) the amount which, but for the Executive's death, would have been paid to the Executive as such Mandatory Bonus multiplied by (b) a fraction, the denominator of which is 365 and the numerator of which is the number of days elapsed from the last previous January 1 to the date of the Executive's death.

5.2     Termination for Cause.
        ---------------------
Subject to all of the provisions hereof, the Company has the right, at any time during the Term, exercisable by serving written notice, effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for "Cause" (as hereinafter defined). If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of unpaid Annual Salary accrued up to the effective date specified in the Company's notice of termination. As used in this Section 5.2, the term "Cause" shall mean (i) chronic alcoholism or drug addiction, (ii) fraud, (iii) unlawful appropriation of any money or other assets or properties of the Company or any affiliate of the Company, (iv) a material breach by the Executive of the terms of this Agreement, (v) the conviction of the Executive of any felony involving moral turpitude or other serious crime involving moral turpitude, (vi) the Executive's gross moral turpitude relevant to his office or employment with the Company or any affiliate of the Company, and (vii) the Executives willful engagement in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. (No act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company and its subsidiaries.)

5.3     Termination Upon Disability.
        ---------------------------
If during the Term the Executive becomes physically or mentally disabled, whether totally or partially; so that the Executive is unable substantially to perform his services hereunder for (i) a period of four (4) consecutive months or (ii) short periods aggregating six (6) months during any twelve (12) month period, the Company may at any time, while the disability is continuing, after the last day of the fourth consecutive month of disability or the last day on which the shorter periods of disability equal an aggregate of six (6) months, by written notice to the Executive, terminate the Executive's employment hereunder. If



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such right to terminate is exercised,  the Company's obligation to the Executive shall be limited to the payment of (i) unpaid Annual Salary accrued up to the effective date specified in the Company's notice of termination (which shall be the last day of the calendar month in which such notice is given) and (ii) a pro rata portion of the Mandatory Bonus payable in the calendar year following the year during which such disability occurred equal to the product of (a) the amount which, but for such suspension, would have been paid to the Executive as such Mandatory Bonus, multiplied by (b) a fraction, the denominator of which is 365 and the numerator of which is the number of days elapsed from the last previous January 1 to the effective date specified in the Company's notice of termination.

6.  Insurance.
    ---------
The Company may from time to time apply for and take out in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability, or other insurance upon the Executive in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to medical examinations and by filling out, executing, and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

7.  Indemnification.
    ---------------
To the fullest extent permitted under the laws of the state of the Company's incorporation at the time of any action, the Company shall indemnify the Executive, if the Executive is made a party, or threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the Executive is or was an officer or director of the Company or any affiliate of the Company, in which capacity the Executive is or was serving the Company, against any and all liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. This Section 7 shall not limit in any way the Executive's rights under any agreement relating specifically to indemnification.

8.  Other Provisions.
    -----------------

8.1     Notices.
        -------
Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, by courier, or sent by certified, registered, or overnight courier postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, by courier, or sent by facsimile transmission, or, if mailed, five (5) days after the date of deposit in the United States mail, as follows:




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       (i)  If to the Company, to:

       Unico American Corporation
       23251 Mulholland Drive
       Woodland Hills, California 91364
       Attention: President

       (ii)  If to the Executive, to:

       Roger Platten
       23251 Mulholland Drive
       Woodland Hills, CA 91364

Any party may change its address for notice hereunder by notice to the other parties hereto.

8.2     Entire Agreement.
        ----------------
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

8.3     Waivers and Amendments.
        ----------------------
This Employment Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.


8.4     Governing Law.
        -------------
This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.

8.5     Counterparts.
        ------------
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6     Headings.
        --------
The headings in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



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8.7     Binding Effect.
        --------------
All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, whether or not there shall have been a formal assignment hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:     UNICO AMERICAN CORPORATION
                        A Nevada Corporation

               BY:              /s/ Erwin Cheldin
                                -----------------
               NAME:            Erwin Cheldin
               ITS:             President

               BY:              /s/ Cary Cheldin
                                ----------------
               NAME:            Cary Cheldin
               ITS:             Vice President


EXECUTIVE:                      /s/ Roger Platten
                                -----------------
                                Roger Platten


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